                                                                     EXHIBIT 3.9
                                                                     -----------


            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is SCOVILL FASTENERS INC.

        2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

        3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

        4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors. Signed on July 10, 1995.



                              /s/ Nicolas W. Combemate
                              ------------------------
                              Authorized Officer

                              Nicolas W. Combemate, Chairman of the Board